UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2007

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 12, 2007, HealthSouth Corporation (the “Company”) announced it had amended its existing Senior Secured Credit Facilities to lower the applicable interest rates and modify certain other covenants. The amendment and related supplement reduce the interest rate on the Term Loan B to LIBOR plus 2.5%, as well as reduce the applicable participation rate on the Tranche A letter of credit facility to 2.5%. The amendment also gives the Company the appropriate approvals for its divestiture activities. The foregoing description of the amendment and related supplement is not complete and is qualified in its entirety by reference to the text of the amendment and related supplement, copies of which are attached as Exhibits 99.2 and 99.3 and are incorporated herein by reference. A copy of the applicable press release announcing said amendment is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: March 14, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of HealthSouth Corporation dated March 12, 2007.
99.2

Amendment No. 1 dated as of March 1, 2007 to the Credit Agreement dated as of March 10, 2006 among HealthSouth Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other parties thereto.

99.3

Supplement dated as of March 7, 2007 to Amendment No. 1 dated as of March 1, 2007 to the Credit Agreement dated as of March 10, 2006 among HealthSouth Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other parties thereto.